Exhibit 3.2

                                                             As amended 09/15/98
                                  CERBCO, INC.

                                     BY-LAWS

                                    ARTICLE I
OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

MEETINGS OF STOCKHOLDERS

         Section 1. The annual meeting of the stockholders for the election of directors and all special meetings of the stockholders for that or any other purposes may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

         Section 2. The annual meeting of stockholders shall be held at the principal office of the Corporation on the second Wednesday of the seventh month following the end of the Corporation's fiscal year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o'clock a.m. or at such other date, time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors or the Corporate Executive Committee, and shall be called by the Chairman of the Board, President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least one-third (1/3) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. All special meetings of stockholders shall be held at the principal executive offices of the Corporation.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of one-third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Each stockholder shall at every meeting of stockholders be entitled to vote in person or by proxy each share of the capital stock having voting power held by such stockholder, with such number of votes per share as conferred to such class of share by the certificate of incorporation, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.

         Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and the action may be taken with the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, under the conditions prescribed by statute. Prompt notice of the taking of corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing as provided by statute.

                                   ARTICLE III

DIRECTORS

         Section 1. The number of directors which shall constitute the whole Board shall be not less than four nor more than eight, of whom not more than seventy-five percent shall be designated as Class B Stock directors and not less than twenty-five percent shall be designated as Common Stock directors. Until otherwise changed, the Board shall consist of six directors, of whom four shall be designated as Class B Stock directors and two shall be designated as Common Stock directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of directors or by the stockholders. The directors shall be elected at the annual meeting of the stockholders, and may be elected at special meetings of stockholders, except as provided in Section 2 of this Article. Each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall select one of the directors to act as Chairman, which director shall preside at all meetings of the stockholders and the Board of Directors unless another person shall be chosen by the Board of Directors. The stockholders, however, shall have the ultimate right to have such other person as they may choose preside at meetings of stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meetings shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall form time to time be determined by the Board.

         Section 7. Special meetings of the Board may be called by the Corporate Executive Committee on two days' notice to each director, either personally, by mail, by telegram, by facsimile or by courier; special meeting shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of a majority of the directors. The notice of such special meetings shall need not state the purpose or purposes for which the meeting is called.

         Section 8. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

COMMITTEES OF DIRECTORS

         Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and not otherwise provided by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the event any member of such committee or committees shall be absent, disqualified or otherwise unable to serve, the member or members thereof present at any meeting and not disqualified from voting or otherwise unable to serve, whether or not he or they constitute a quorum, may (i) unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such member who is absent, disqualified or otherwise unable to serve, or (ii) in the event that the resolution establishing such committee provides that the committee shall be comprised of two members and one member shall be absent, disqualified or otherwise unable to serve, the other member may, if authorized by a resolution of the Board of Directors making specific reference to this clause, act for the committee at such meeting and subsequent meetings with the same force and effect as if the member who was absent, disqualified or otherwise unable to serve had not been absent, disqualified or unable to serve and had voted at such meeting in the same manner as the other member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

         Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, by facsimile or by courier.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors. The Corporation shall have a Chairman, a Vice Chairman, a President, one or more Executive Vice-Presidents, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors may also choose one or more
Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, one or more Executive Vice-Presidents, one or more Vice-Presidents, a Secretary and a Treasurer.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of the members of the Corporate Executive Committee and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. Each officer of the Corporation shall hold office until his or her successor is chosen and qualifies or until his or her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filed by the Board of Directors.

         Section 6. Any officer of the Corporation shall have authority to execute documents in the ordinary course of business such as bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated or limited by the Board of Directors or Corporate Executive Committee to some particular officer or agent of the Corporation. No officer of the Corporation shall have any power or authority outside the normal day-to-day business of the Corporation to bind the Corporation by contract or engagement or to pledge its credit or to render it liable in connection with any transaction unless so authorized by the Board of Directors.

CORPORATE EXECUTIVE COMMITTEE

         Section 7. There shall be a Corporate Executive Committee, which committee shall consist of the Chairman, the Vice Chairman, the President, the Executive Vice-Presidents and such other officers of the Corporation as may from time to time be determined by the Board. The Corporate Executive Committee, under the direction of the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Committee, as a body, shall perform the functions of the chief executive officer of the Corporation and shall supervise the officers in the day-to-day management of the Company's business. All decisions of the Committee shall require the concurrence of a majority of the members.

CHAIRMAN

         Section 8. The Chairman shall preside at all meetings of stockholders and of the Board of Directors. The Chairman shall perform such other duties and have such other powers as the Board of Directors or the Corporate Executive Committee may from time to time prescribe.

VICE CHAIRMAN

         Section 9. In the absence of the Chairman or in the event of his inability or refusal to act, the Vice Chairman shall perform the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. The Vice Chairman shall perform such other duties and have such other powers as the Board of Directors or the Corporate Executive Committee may from time to time prescribe.

THE PRESIDENT

         Section 10. The President shall preside at all meetings of the Corporate Executive Committee, unless such other member of the Committee shall be chosen by the Board of Directors, and shall see that all orders and resolutions of the Corporate Executive Committee are carried into effect. The President shall also perform such other duties and have such other powers as the Board of Directors, or the Corporate Executive Committee, may from time to time prescribe.

THE EXECUTIVE VICE-PRESIDENTS AND VICE-PRESIDENTS

         Section 11. (a) In the absence of the President or in the event of his inability to act or refusal to act, the Executive Vice-President (or in the event there be more than one Executive Vice-President, the Executive Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors, or the Corporate Executive Committee, may from time to time prescribe.

                     (b) In the absence of any Executive Vice-President or in the event of the inability or refusal of any Executive Vice President to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors, or the Corporate Executive Committee, may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

         Section 12. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Corporate Executive Committee, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the fixing by his signature.

         Section 13. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or Corporate Executive Committee may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

         Section 14. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 15. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Corporate Executive Committee and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 16. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 17. The Assistant Treasurer or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or Corporate Executive Committee may from time to time prescribe.

                                   ARTICLE VI

CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

         Section  3. The Board of  Directors  may  direct a new  certificate  or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, such record date shall be determined as provided by statute. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. In order that the Corporate may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date is fixed by the Board of Directors, such record date shall be determined as provided by statute.

         Section 7. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted and which shall be not more than 60 days prior to such action. If no such record date is fixed by the Board of Directors, such record date shall be determined as provided by statute.

REGISTERED STOCKHOLDERS

         Section 8. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

         Section 3. The Board of Directors shall present at each annual meeting, and at any special meting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

CHECKS

         Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

         Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

         Section 6. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

AMENDMENTS

         Section 1. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors.

                                   ARTICLE IX

INDEMNIFICATION

         Section 1. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

                     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonable incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said Court of Chancery or such other court shall deem proper.

                     (c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in paragraphs (a) and
(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                     (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs
(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, of if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or by other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

         Section 2. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking such indemnification or advancement may be entitled to under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 3. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 4. For the purposes of this Article, references to the "Corporation" and to "other enterprises" shall include the matters designated by statute.

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